Exhibit 99.2

OUR CASH DISTRIBUTION POLICY

Distributions of Available Cash

General

Our partnership agreement requires that, within 45 days after the end of each quarter, we distribute all of our available cash to unitholders of record on the applicable record date. After payment of series A quarterly distributions (as defined below), any series A arrearage (as defined below) and, beginning with the coupon conversion quarter (as defined below), any interest thereon (“series A interest”), the common units and series B units will have the right to receive distributions of available cash from operating surplus each quarter in an amount equal to $0.4125 per unit, which amount is defined in our partnership agreement as the minimum quarterly distribution, plus any arrearages in the payment of the minimum quarterly distribution on the common units or series B units from prior quarters, before any distributions of available cash from operating surplus may be made in respect of incentive distribution rights.  All or any portion of each distribution payable in respect of the series B units (the “series B unit distribution”) may, at our election, be paid in series B units (each series B unit that may be issued by us in lieu of a cash distribution being referred to herein as a “series B PIK unit”) as further described in our partnership agreement.

Definition of Available Cash

Available cash generally means, for any quarter, all cash and cash equivalents on hand at the end of that quarter:

•                  less the amount of cash reserves established by our general partner at the date of determination of available cash for that quarter to:

•                  provide for the proper conduct of our business (including reserves for our future capital expenditures, anticipated future credit needs and refunds of collected rates reasonably likely to be refunded as a result of a settlement or hearing related to FERC rate proceedings or rate proceedings under applicable law subsequent to that quarter);

•                  comply with applicable law, any of our debt instruments or other agreements; or

•                  provide funds for distributions to our unitholders and to our general partner for any one or more of the next four quarters (provided that our general partner may not establish cash reserves for common units unless it determines that the establishment of reserves will not prevent us from distributing the minimum quarterly distribution on all common units and any cumulative arrearages on such common units for the current quarter and the next four quarters);

•                  plus, if our general partner so determines, all or any portion of the cash on hand on the date of determination of available cash for the quarter resulting from working capital borrowings made subsequent to the end of such quarter.

The purpose and effect of the last bullet point above is to allow our general partner, if it so decides, to use cash from working capital borrowings made after the end of the quarter but on or before the date of determination of available cash for that quarter to pay distributions to unitholders. Under our partnership agreement, working capital borrowings are generally borrowings that are made under a credit facility, commercial paper facility or similar financing arrangement, and in all cases are used solely for working capital purposes or to pay distributions to partners, and with the intent of the borrower to repay such borrowings within 12 months with funds other than from additional working capital borrowings. The proceeds of working capital borrowings increase operating surplus and repayments of working capital borrowings are generally operating expenditures (as described below) and thus reduce operating surplus when repayments are made. However, if working capital borrowings, which increase operating surplus, are not repaid during the 12-month period following the borrowing, they will be deemed repaid at the end of such period, thus decreasing operating surplus at such time. When such working capital borrowings are in fact repaid, they will not be treated as a further reduction in operating surplus because operating surplus will have been previously reduced by the deemed repayment.

Minimum Quarterly Distribution

The minimum quarterly distribution, as defined in our partnership agreement, is $0.4125 per common unit per quarter, or $1.65 on an annualized basis. Our most recent quarterly distribution on November 14, 2013 in respect of the quarter ended September 30, 2013 was $0.4525 per common unit, or $1.81 per common unit on an annualized basis after payment of the series A quarterly distribution, any series A arrearage (as defined below), and any series A interest, the establishment of cash reserves and the payment of costs and expenses, including reimbursements of expenses to our general partner. However, there is no guarantee that we will pay the minimum quarterly distribution on our units in any quarter. Even if our cash distribution policy is not modified or revoked, the amount of distributions paid under our policy and the decision to make any distribution is determined by our general partner, taking into consideration the terms of our partnership agreement.

Operating Surplus and Capital Surplus

General

All cash distributed to unitholders is characterized as either being paid from “operating surplus” or “capital surplus.” We treat distributions of available cash from operating surplus differently than distributions of available cash from capital surplus.

Operating Surplus

We define operating surplus as:

•                  $11.5 million (as described below); plus

•                  all of our cash receipts since the closing of our initial public offering, excluding cash from interim capital transactions (as defined below); plus

•                  working capital borrowings made after the end of a quarter but on or before the date of determination of operating surplus for that quarter; plus

•                  cash distributions paid on equity issued to finance all or a portion of the construction, acquisition, development or improvement of a capital improvement or replacement of a capital asset (such as equipment or facilities) in respect of the period beginning on the date that we enter into a binding obligation to commence the construction, acquisition, development or improvement of a capital improvement or replacement of a capital asset and ending on the earlier to occur of the date the capital improvement or capital asset commences commercial service and the date that it is abandoned or disposed of; plus

•                  cash distributions paid on equity issued to pay the construction-period interest on debt incurred, or to pay construction-period distributions on equity issued, to finance the capital improvements or capital assets referred to above; less

•                  all of our operating expenditures (as defined below) since the closing of our initial public offering; less

•                  the amount of cash reserves established by our general partner to provide funds for future operating expenditures; less

•                  all working capital borrowings not repaid within 12 months after having been incurred, or repaid within such 12-month period with the proceeds of additional working capital borrowings; less

•                  any cash loss realized on disposition of an investment capital expenditure.

As described above, operating surplus does not reflect actual cash on hand that is available for distribution to our unitholders and is not limited to cash generated by operations. For example, it includes a provision that will enable us, if we choose, to distribute as operating surplus up to $11.5 million of cash we receive from non-operating sources such as asset sales, issuances of securities and long-term borrowings that would otherwise be distributed as capital surplus.

We define interim capital transactions as (i) borrowings, refinancings or refundings of indebtedness (other than working capital borrowings and items purchased on open account or for a deferred purchase price in the ordinary course of business) and sales of debt securities, (ii) sales of equity securities, (iii) sales or other dispositions of assets, other than sales or other dispositions of inventory, accounts receivable and other assets in the ordinary course of business and sales or other dispositions of assets as part of normal asset retirements or replacements, (iv) the termination of commodity hedge contracts or interest rate hedge contracts prior to the termination date specified therein (provided that cash receipts from any such termination will be included in operating surplus in equal quarterly installments over the remaining scheduled life of the contract), (v) capital contributions received and (vi) corporate reorganizations or restructurings.

We define operating expenditures as all of our cash expenditures, including, but not limited to, taxes, reimbursements of expenses of our general partner and its affiliates, interest payments, payments made in the ordinary course of business under interest rate hedge contracts and commodity hedge contracts (provided that payments made in connection with the termination of any interest rate hedge contract or commodity hedge contract prior to the expiration of its stipulated settlement or termination date will be included in operating expenditures in equal quarterly installments over the remaining scheduled life of such interest rate hedge contract or commodity hedge contract), estimated maintenance capital expenditures (as discussed in further detail below), director and officer compensation, repayment of working capital borrowings and non-pro rata repurchases of our units; provided, however, that operating expenditures will not include:

•                  repayments of working capital borrowings where such borrowings have previously been deemed to have been repaid (as described above);

•                  payments (including prepayments and prepayment penalties) of principal of and premium on indebtedness other than working capital borrowings;

•                  expansion capital expenditures;

•                  actual maintenance capital expenditures;

•                  investment capital expenditures;

•                  payment of transaction expenses (including, but not limited to, taxes) relating to interim capital transactions;

•                  distributions to our partners;

•                  non-pro rata purchases of any class of our units made with the proceeds of an interim capital transaction; or

•                  any other payments made in connection with our initial public offering that are described in “Use of Proceeds.”

Capital Surplus

Capital surplus is defined in our partnership agreement as any distribution of available cash in excess of our cumulative operating surplus. Accordingly, except as described above, capital surplus would generally be generated by:

•                  borrowings other than working capital borrowings;

•                  sales of our equity and debt securities; and

•                  sales or other dispositions of assets, other than inventory, accounts receivable and other assets sold in the ordinary course of business or as part of ordinary course retirement or replacement of assets.

Characterization of Cash Distributions

Our partnership agreement requires that we treat all available cash distributed as coming from operating surplus until the sum of all available cash distributed since the closing of our initial public offering equals the operating surplus from the closing of our initial public offering through the end of the quarter immediately preceding that distribution. Our partnership agreement requires that we treat any amount distributed in excess of operating surplus, regardless of its source, as capital surplus. We do not anticipate that we will make any distributions from capital surplus.

Capital Expenditures

Maintenance capital expenditures are cash expenditures (including expenditures for the addition or improvement to, or the replacement of, our capital assets, for the acquisition of existing, or the construction or development of new, capital assets or for any integrity management program) made to maintain our long-term operating income or operating capacity. We expect that a primary component of maintenance capital expenditures will include expenditures for routine equipment and pipeline maintenance or replacement due to obsolescence. Maintenance capital expenditures will also include interest (and related fees) on debt incurred and distributions on equity issued (including incremental distributions on incentive distribution rights) to finance all or any portion of the construction or development of a replacement asset that is paid in respect of the period that begins when we enter into a binding obligation to commence constructing or developing a replacement asset and ending on the earlier to occur of the date that any such replacement asset commences commercial service and the date that it is abandoned or disposed of.

Because our maintenance capital expenditures can be irregular, the amount of our actual maintenance capital expenditures may differ substantially from period to period, which could cause similar fluctuations in the amounts of operating surplus, adjusted operating surplus and cash available for distribution to our unitholders if we subtracted actual maintenance capital expenditures from operating surplus.

Our partnership agreement requires that an estimate of the average quarterly maintenance capital expenditures be subtracted from operating surplus each quarter as opposed to the actual amounts spent. The amount of estimated maintenance capital expenditures deducted from operating surplus for those periods will be determined by the board of directors of our general partner at least once a year, subject to approval by the Conflicts Committee. The estimate will be made annually and whenever an event occurs that is likely to result in a material adjustment to the amount of our maintenance capital expenditures on a long-term basis. For purposes of calculating operating surplus, any adjustment to this estimate will be prospective only.

The use of estimated maintenance capital expenditures in calculating operating surplus will have the following effects:

•                  it will reduce the risk that maintenance capital expenditures in any one quarter will be large enough to render operating surplus less than the minimum quarterly distribution to be paid on all the common units for the quarter and subsequent quarters;

•                  it will increase our ability to distribute as operating surplus cash we receive from non-operating sources; and

•                  it will be more difficult for us to raise our distribution above the minimum quarterly distribution and pay incentive distributions on the incentive distribution rights held by our general partner.

Estimated maintenance capital expenditures reduce operating surplus, but expansion capital expenditures, investment capital expenditures and actual maintenance capital expenditures do not.

Expansion capital expenditures are cash expenditures incurred for acquisitions or capital improvements that we expect will increase our operating income or operating capacity over the long term. Expansion capital expenditures include interest payments (and related fees) on debt incurred and distributions on equity issued to finance the construction, acquisition or development of an improvement to our capital assets and paid in respect of the period beginning on the date that we enter into a binding obligation to commence construction, acquisition or development of the capital improvement and ending on the earlier to occur of the date that such capital improvement commences commercial service and the date that such capital improvement is abandoned or disposed of. Examples of expansion capital expenditures include the acquisition of equipment, or the construction, development or acquisition of additional pipeline or treating capacity or new compression capacity.

Capital expenditures that are made in part for expansion capital purposes and in part for other purposes will be allocated between expansion capital expenditures and expenditures for other purposes by our general partner (with the concurrence of the Conflicts Committee).

Investment capital expenditures are those capital expenditures that are neither maintenance capital expenditures nor expansion capital expenditures. Investment capital expenditures largely will consist of capital expenditures made for investment purposes. Examples of investment capital expenditures include traditional capital expenditures for investment purposes, such as purchases of securities, as well as other capital expenditures that might be made in lieu of such traditional investment capital expenditures, such as the acquisition of a capital asset for investment purposes or development of facilities that are in excess of the maintenance of our existing operating capacity or operating income, but that are not expected to expand, for more than the short term, our operating capacity or operating income.

Adjusted operating surplus is intended to reflect the cash generated from operations during a particular period and therefore excludes net drawdowns of reserves of cash established in prior periods. Adjusted operating surplus for a period consists of:

•                  operating surplus generated with respect to that period (excluding any amounts attributable to the item described in the first bullet point under the caption “—Operating Surplus and Capital Surplus—Operating Surplus” above); less

•                  any net increase in working capital borrowings with respect to that period; less

•                  any net decrease in cash reserves for operating expenditures with respect to that period not relating to an operating expenditure made with respect to that period; plus

•                  any net decrease in working capital borrowings with respect to that period; plus

•                  any net decrease made in subsequent periods to cash reserves for operating expenditures initially established with respect to that period to the extent such decrease results in a reduction in adjusted operating surplus in subsequent periods; plus

•                  any net increase in cash reserves for operating expenditures with respect to that period required by any debt instrument for the repayment of principal, interest or premium.

Removal of General Partner

If the unitholders remove our general partner other than for cause and no units held by our general partner and its affiliates are voted in favor of such removal:

•                  any existing arrearages in payment of the minimum quarterly distribution on the common units will be extinguished; and

•                  our general partner will have the right to convert its general partner interest and its incentive distribution rights into common units or to receive cash in exchange for those interests.

Series A Preferred Units

Distributions

Series A preferred units will have the right to receive cumulative distributions, prior to any other distributions made in respect of any other partnership interests (the “series A quarterly distribution”) in the amounts described herein. For the quarter ending June 30, 2013, and for each quarter thereafter through and including the quarter ending immediately prior to the coupon conversion quarter (as defined below), the series A quarterly distribution on each outstanding series A preferred unit was and shall be (i) a number of series A PIK preferred units (as defined below) equal to the series A PIK payment amount (as defined below) and (ii) $0.25 in cash. With respect to the coupon conversion quarter and all quarters thereafter, the series A quarterly distributions shall be paid entirely in cash at the series A distribution rate (as defined below). If all or any portion of a series A quarterly distribution is to be paid in cash, then the aggregate amount of such cash to be so distributed in respect of the series A preferred units outstanding shall be paid out of available cash prior to making any distribution to our general partner, common unitholders, or series B unitholders. To the extent that any portion of a series A quarterly distribution to be paid in cash with respect to any quarter exceeds the amount of available cash for such quarter, an amount of cash equal to the available cash for such quarter will be paid to the series A unitholders pro rata and the balance of such series A quarterly distribution shall be unpaid and shall constitute an arrearage (“the series A arrearage”) and accrue interest.

We define coupon conversion quarter as the earlier of (1) the quarter beginning October 1, 2014 and (2) the date on which a series A unitholder delivers written notice to us stating that such series A unitholder elects to convert series A preferred units into common units.

We define series A PIK preferred units as additional series A preferred units issued in kind as a distribution to holders of series A preferred units.

We define the series A PIK payment amount as a number of series A PIK preferred units equal to (i) $0.25 divided by (ii) the series A issue price, as it may be adjusted from time to time pursuant to our partnership agreement.

We define series A distribution rate as an amount per quarter per series A preferred unit payable in arrears equal to the greater of (i) 0.023571428 multiplied by the series A issue price, as it may be adjusted from time to time pursuant to our partnership agreement, and (ii) the amount of distributions in cash for such quarter that would have been payable with respect to a series A preferred unit if such unit had converted at the beginning of the quarter in respect of which such distributions are being paid into the number of common units into which such series A preferred unit is convertible pursuant to section 5.12(b)(viii) of our partnership agreement.

Series B Units

In connection with the closing of the Sale and Purchase Agreement by and among Penn Virginia Oil & Gas, L.P., Ted Collins, Jr. and Plein Sud Holdings, LLC, as sellers, and HPIP Lavaca LLC (to be renamed American Midstream Lavaca, LLC), as buyer, dated as of December 13, 2013, we have issued newly-designated series B units in a private placement. In connection with the series B issuance, we entered into an amendment to our partnership agreement.  The amendment provides that each series B unit will have the right to share in distributions from us on a pro rata basis with holders of our common units.  A series B unit distribution may, at our election, be paid in series B PIK units as further described in our partnership agreement, as amended. To the extent any portion of the series B unit distribution is paid in series B PIK units for any quarter, the distribution to the holders of incentive distribution rights shall be reduced by that portion of the distribution that is attributable to the payment of series B PIK units, as further described in our partnership agreement, as amended.  The series B units will convert into common units on a one-for-one basis on the second anniversary of the initial issuance of series B units.

Distributions of Available Cash from Operating Surplus Following Series A Quarterly Distributions

We will make distributions of available cash from operating surplus for any quarter, after making the series A quarterly distribution, and any series A arrearage and series A interest, in the following manner:

•                  first, 98.674% to the common unitholders and series B unitholders, pro rata, and 1.326% to our general partner, until we distribute for each outstanding common unit an amount equal to the minimum quarterly distribution for that quarter;

•                  second, 98.674% to the common unitholders and series B unitholders, pro rata, and 1.326% to our general partner, until we distribute for each outstanding common unit an amount equal to any arrearages in payment of the minimum quarterly distribution on the common units for any prior quarters; and

•                  thereafter, in the manner described in “—General Partner Interest and Incentive Distribution Rights” below.

The preceding discussion is based on the assumptions that our general partner maintains its 1.326% general partner interest, that we issue series B units, that we do not issue additional classes of equity securities, and that we do not pay distributions in respect of the series B units in series B PIK units.

General Partner Interest and Incentive Distribution Rights

Our partnership agreement provides that, after making the series A quarterly distributions, and any series A arrearage and series A interest, our general partner initially is entitled, with respect to its general partner interest, to 1.326% of all distributions that we make prior to our liquidation. Our general partner has the right, but not the obligation, to contribute a proportionate amount of capital to us in order to maintain its 1.326% general partner interest if we issue additional units. Our general partner’s 1.326% interest, and the percentage of our cash distributions to which it is entitled from such 1.326% interest, will be proportionately reduced if we issue additional units in the future and our general partner does not contribute a proportionate amount of capital to us in order to maintain its 1.326% general partner interest. Our partnership agreement does not require that our general partner fund its capital contribution with cash. It may instead fund its capital contribution by the contribution to us of common units or other property.

Incentive distribution rights represent the right to receive 48.0% of quarterly distributions of available cash from operating surplus after the series A quarterly distribution, and any series A arrearage and series A interest, the minimum quarterly distribution and associated pro rata amounts to series B units, and any arrearages in payment of the minimum quarterly distribution and associated pro rata amounts to series B units have been distributed. To the extent any portion of a series B unit distribution is paid in series B PIK units for any quarter, the distribution to the holders of incentive distribution rights shall be reduced by that portion of the distribution that is attributable to the payment of series B PIK units, as further described in our partnership agreement. High Point Infrastructure Partners, LLC (HPIP), the owner of 90% of the limited liability company interests in our general partner, holds 85.02% of our incentive distribution rights, and 14.98% of our incentive distribution rights are held by our general partner.

The following discussion assumes that our general partner maintains its 1.326% general partner interest and that there are no arrearages on common units.

If for any quarter:

•                  we have distributed available cash from operating surplus on outstanding series A preferred units in an amount equal to the series A quarterly distribution;

•                  we have distributed available cash from operating surplus on outstanding series A preferred units in an amount necessary to eliminate any series A arrearage and series A interest;

•                  we have distributed available cash from operating surplus to the common unitholders and series B unitholders pro rata, until the common units have received an amount equal to the minimum quarterly distribution; and

•                  we have distributed available cash from operating surplus on outstanding common units and series B units pro rata, until the common units have received an amount necessary to eliminate any cumulative arrearages in payment of the minimum quarterly distribution;

then, we will distribute any additional available cash from operating surplus for that quarter among the unitholders and our general partner in the following manner:

•                  50.674% to the common unitholders and series B unitholders, pro rata, 1.326% to our general partner, and 48.0% to holders of our incentive distribution rights.

The preceding discussion is based on the assumption that our general partner maintains its 1.326% general partner interest, that we issue series B units, that we do not issue additional classes of equity securities, and that we do not pay distributions in respect of the series B units in series B PIK units.

Percentage Allocations of Available Cash from Operating Surplus

The following table illustrates the percentage allocations of available cash from operating surplus after payment of the series A quarterly distribution, and any series A arrearage and series A interest, between the unitholders, our general partner, and the holders of our incentive distribution rights based on the minimum quarterly distribution amount as of the date of this Current Report on Form 8-K. The amounts set forth under “Marginal Percentage Interest in Distributions After Payment of the Series A Preferred Distribution” are the percentage interests of our general partner, incentive distribution right holders, series A preferred unitholders, common unitholders and series B unitholders in any available cash from operating surplus we distribute in respect of the corresponding amount in the column “Total Quarterly Distribution Per Unit Amount.” The percentage interests shown for our general partner, incentive distribution right holders, series A preferred unitholders, common unitholders and series B unitholders for the minimum quarterly distribution are also applicable to quarterly distribution amounts that are less than the minimum quarterly distribution. The percentage interests set forth below for our general partner include its 1.326% general partner interest and assume that our general partner has contributed any additional capital necessary to maintain its 1.326% general partner interest. This table further assumes that (i) there are no arrearages on common units, (ii) there has been no conversion of the series A preferred units, and (iii) distributions are made prior to the coupon conversion quarter. The percentage interests do not reflect the effect of any series A PIK payments after those made with regard to the quarter ended September 30, 2013.

		Marginal Percentage Interest in Distributions After Payment of the Series A Preferred Distribution
	Total Quarterly Distribution Per Unit Amount	Common and Series B Unitholders	Series A Preferred Unitholder(1)	General Partner	Incentive Distribution Right Holders
Minimum Quarterly Distribution	$0.4125	98.674%	—	1.326%	—
Thereafter	Above $0.4125	50.674%	—	1.326%	48.000%

(1)                                 Series A preferred units are, as of the date of this Current Report on Form 8-K, held by HPIP. This table assumes payment of the $0.25 series A quarterly distribution is not included in the calculation of the marginal percentage interest in distributions.

Right to Reset Incentive Distribution Levels

The holders of a majority in interest of the incentive distribution rights have the right under our partnership agreement, without approval of our unitholders, to reset at a higher level the minimum quarterly distribution at any time when the general partner concurs that the partnership has made a distribution on common units exceeding 150% of the minimum quarterly distribution for each of the four consecutive fiscal quarters immediately preceding such time and the amount of each such distribution does not exceed the adjusted operating surplus for such quarter. The reset minimum quarterly distribution amount will be higher than the minimum quarterly distribution amount prior to the reset such that holders of our incentive distribution rights will not receive any incentive distributions until cash distributions per unit following this event increase as described below. We anticipate that holders of our incentive distribution rights would exercise this reset right in order to facilitate acquisitions or internal growth projects that would otherwise not be sufficiently accretive to cash distributions per common unit, taking into account the existing levels of incentive distribution payments being made.

In connection with the resetting of the minimum quarterly distribution amount and the corresponding relinquishment by the holders of our incentive distribution rights based on the minimum quarterly distribution prior to the reset, the holders of our incentive distribution rights will be entitled to receive a number of newly issued common units based on a predetermined formula described below that takes into account the “cash parity” value of the average cash distributions received by holders of our incentive distribution rights for the two quarters immediately preceding the reset event as compared to the average cash distributions per common unit during that two-quarter period. Our general partner will be issued the number of general partner units necessary to maintain our general partner’s interest in us immediately prior to the reset election.

The number of common units that holders of our incentive distribution rights would be entitled to receive from us in connection with a resetting of the minimum quarterly distribution amount then in effect would be equal to the quotient determined by dividing (x) the average aggregate amount of cash distributions received by the holders of our incentive distribution rights in respect of their incentive distribution rights during the two consecutive fiscal quarters ended immediately prior to the date of such reset election by (y) the average of the amount of cash distributed per common unit during each of these two quarters.

Following a reset election, the minimum quarterly distribution amount will be reset to an amount equal to the average cash distribution amount per common unit for the two fiscal quarters immediately preceding the reset election (which amount we refer to as the “reset minimum quarterly distribution”) such that we would distribute all of our available cash from operating surplus for each quarter thereafter as follows:

•                  first, to the holders of series A preferred units, the series A quarterly distribution, and any series A arrearage and series A interest;

•                  second, 98.674% to the common unitholders and series B unitholders, pro rata, and 1.326% to our general partner, until we distribute for each outstanding common unit an amount equal to the reset minimum quarterly distribution for that quarter;

•                  third, 98.674% to the common unitholders and series B unitholders, pro rata, and 1.326% to our general partner, until we distribute for each outstanding common unit an amount equal to any arrearages in payment of the reset minimum quarterly distribution for the quarter;

•                  thereafter, 50.674% to the common unitholders and series B unitholders, pro rata, 1.326% to our general partner, and 48.0% to the holders of our incentive distribution rights.

The preceding discussion is based on the assumption that our general partner maintains its 1.326% general partner interest, that we issue series B units, that we do not issue additional classes of equity securities, and that we do not pay distributions in respect of the series B units in series B PIK units.

The following table illustrates the percentage allocation of available cash from operating surplus after payment of the series A quarterly distribution, and any series A arrearage and series A interest, between the unitholders, our general partner and holders of our incentive distribution rights based on the minimum quarterly distribution amount as of the date of this Current Report on Form 8-K (i) pursuant to the cash distribution provisions of our partnership agreement currently in effect, as well as (ii) following a hypothetical reset of the minimum quarterly distribution based on the assumption that the average quarterly cash distribution amount per common unit during the two fiscal quarters immediately preceding the reset election was $0.65. This table assumes that (i) there are no arrearages on common units, (ii) there has been no conversion of the series A preferred units, and (iii) any distributions are made prior to the coupon conversion quarter. The percentage interests do not reflect the effect of any series A PIK payments after those made with regard to the quarter ended September 30, 2013.

		Marginal Percentage Interest in Distributions After Payment of the Series A Preferred Distribution				Quarterly
	Total Quarterly Distribution Per Unit Amount	Common and Series B Unitholders	Series A Preferred Unitholder(1)	General Partner	Incentive Distribution Right Holders	Distributions per Unit Following Hypothetical Reset
Minimum Quarterly Distribution	$0.4125	98.674%	—	1.326%	—	$0.65
Thereafter	Above $0.4125	50.674%	—	1.326%	48.000%	Above $0.65

(1)                                 Series A preferred units are, as of the date of this Current Report on Form 8-K, held by HPIP. This table assumes payment of the $0.25 series A quarterly distribution is not included in the calculation of the marginal percentage interest in distributions.

The following table illustrates the total amount of available cash from operating surplus after payment of the series A quarterly distribution, and any series A arrearage and series A interest, that would be distributed to the unitholders, our general partner, and holders of our incentive distribution rights, based on an average of the amounts distributed each quarter for the two quarters immediately prior to the reset. The table assumes that immediately prior to the reset there would be 10,821,293 common units outstanding, 1,168,225 series B units outstanding, 5,278,562 series A preferred units outstanding, our general partner has maintained its 1.326% general partner interest, and the average distribution to each common unit would be $0.65 for the two quarters prior to the reset. It further assumes that (i) there are no arrearages on common units, (ii) there has been no conversion of the series A preferred units, and (iii) any distributions are made prior to the coupon conversion quarter. The percentage interests do not reflect the effect of any series A PIK payments after those made with regard to the quarter ended September 30, 2013.

	Quarterly Distribution Per Unit Prior to Reset	Cash Distributions to Common and Series B Unitholders Prior to Reset	Cash Distributions to Series A Preferred Unitholders Prior to Reset	Cash Distribution to General Partner in Respect of General Partner Interest Prior to Reset	Cash Distributions in Respect of Incentive Distribution Rights Prior to Reset	Total Distributions Prior to Reset
Minimum Quarterly Distribution	Up to $0.4125	$4,945,676	$—	$66,483	$—	$5,012,159
Thereafter	Above $0.4125	2,847,511	—	74,537	2,697,274	5,619,322
		$7,793,187	$—	$141,020	$2,697,274	$10,631,481

(1)                                 Series A preferred units are, as of the date of this Current Report on Form 8-K, held by HPIP. This table does not include payment of the $0.25 series A quarterly distribution.

The following table illustrates the total amount of available cash from operating surplus after payment of the series A quarterly distribution, and any series A arrearage and series A interest, that would be distributed to the unitholders, our general partner, and holders of our incentive distribution rights, with respect to the quarter in which the reset occurs. The table reflects that, as a result of the reset, there would be 14,970,946 common units outstanding, 1,168,225 series B units outstanding, 5,278,562 series A preferred units outstanding, our general partner’s 1.326% interest has been maintained, and the average distribution to each common unit would be $0.65. The number of common units to be issued to holders of our incentive distribution rights upon the reset was calculated by dividing (i) the average of the amounts received by the holders of our incentive distribution rights in respect of their incentive distribution rights for the two quarters prior to the reset as shown in the table above, or $2,697,274, by (ii) the average available cash distributed on each common unit for the two quarters prior to the reset as shown in the table above, or $0.65. This table assumes that (i) there are no arrearages on common units and (ii) there has been no conversion of the series A preferred units. The percentage interests do not reflect the effect of any series A PIK payments after those made with regard to the quarter ended September 30, 2013.

	Quarterly Distribution Per Unit After Reset	Cash Distributions to Common and Series B Unitholders Other than Common Units issued to Holders of Incentive Distribution Rights After Reset(1)	Cash Distribution in Respect of General Partner Interest After Reset	Cash Distributions to Series A Preferred Unitholders After Reset(2)	Cash Distributions in Respect of Incentive Distribution Rights After Reset	Cash Distributions on Common Units Issued to Holders of Incentive Distribution Rights in Connection with Reset	Total Distributions After Reset
Minimum Quarterly Distribution	Up to $0.65	$7,793,187	$141,020	$—	$—	$2,697,274	$10,631,481
Thereafter	Above $0.65	—	—	—	—	—	—
		$7,793,187	$141,020	$—	$—	$2,697,274	$10,631,481

(1)                                 Series A preferred units are, as of the date of this Current Report on Form 8-K, held by HPIP. This table does not include payment of the $0.25 series A quarterly distribution.

(2)                                 Starting with the quarter beginning October 1, 2014, each series A preferred unit shares in distributions in an amount equal to the greater of (i) 0.023571428 multiplied by $17.50 (adjusted as provided in our partnership agreement), and (ii) the amount of distributions in cash for such quarter that would have been payable with respect to the series A preferred unit if such series A preferred unit had converted at the beginning of the quarter in respect of which such distributions are being paid into the number of common units into which such series A preferred unit is convertible. If the series A preferred unit has converted to common units during, after or prior to that quarter, the common units into which such series A preferred unit converted would increase the amount distributable on the common units.

Holders of a majority in interest of our incentive distribution rights will be entitled to cause the minimum quarterly distribution amount to be reset on more than one occasion, provided that they may not make a reset election except at a time when we have made cash distributions to the holders of the common units in amounts exceeding 150% of the minimum quarterly distributions for the immediately preceding four consecutive fiscal quarters and the amount of each such distribution does not exceed the adjusted operating surplus for such quarter.

Distributions from Capital Surplus

How Distributions from Capital Surplus Will Be Made

We will make distributions of available cash from capital surplus, if any, in the following manner:

•                  first, to the holders of series A preferred units, the series A quarterly distribution, and any series A arrearage and series A interest;

•                  second, 98.674% to all unitholders, pro rata, and 1.326% to our general partner, until the minimum quarterly distribution has been reduced to zero, under a formula based on the ratio of the distribution to the fair market value of the common units immediately prior to the announcement of the distribution;

•                  third, 98.674% to the common unitholders and series B unitholders, pro rata, and 1.326% to our general partner, until we distribute for each outstanding common unit, an amount of available cash from capital surplus equal to any unpaid arrearages in payment of the minimum quarterly distribution on the common units; and

•                  thereafter, as if they were from operating surplus.

The preceding discussion is based on the assumptions that our general partner maintains its 1.326% general partner interest, that we issue series B units, that we do not issue additional classes of equity securities, and that we do not pay distributions in respect of the series B units in series B PIK units.

Because distributions of capital surplus will reduce the minimum quarterly distribution after any of these distributions are made, it may be easier for our general partner to receive incentive distributions.

Adjustment to the Minimum Quarterly Distribution

In addition to adjusting the minimum quarterly distribution to reflect a distribution of capital surplus, if we combine our units into fewer units or subdivide our units into a greater number of units, we will proportionately adjust the minimum quarterly distribution and the number of general partner units comprising the general partner interest.

For example, if a two-for-one split of the common units should occur, the minimum quarterly distribution would be reduced to 50% of its initial level. We will not make any adjustment by reason of the issuance of additional units for cash or property.

In addition, if legislation is enacted or if existing law is modified or interpreted by a governmental authority, so that we become taxable as a corporation or otherwise subject to taxation as an entity for federal, state or local income tax purposes, our partnership agreement specifies that the minimum quarterly distribution for each quarter may be reduced by multiplying the applicable minimum quarterly distribution by a fraction, the numerator of which is available cash for that quarter and the denominator of which is the sum of available cash for that quarter plus our general partner’s estimate of our aggregate liability for the quarter for such income taxes payable by reason of such legislation or interpretation. To the extent that the actual tax liability differs from the estimated tax liability for any quarter, the difference will be accounted for in subsequent quarters.

Distributions of Cash Upon Liquidation

General

If we dissolve in accordance with our partnership agreement, we will sell or otherwise dispose of our assets in a process called liquidation. We will first apply the proceeds of liquidation to the payment of our creditors. Next, we will distribute proceeds to the holder of series A preferred units, prior and in preference to any distribution of assets to our general partner, common unitholders, and series B unitholders, the positive value in such series A unitholder’s capital account in respect of its series A preferred units. We will distribute any remaining proceeds to the common unitholders, series B unitholders, and our general partner, in accordance with their capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of our assets in liquidation.

Manner of Adjustments for Gain

The manner of the adjustment for gain is set forth in our partnership agreement. We will generally allocate any gain to our partners in the following manner:

•                  first, to our general partner to the extent of the negative balance in its capital account, if any;

•                  second, to the holders of series A preferred units, pro rata, until the capital account in respect of each outstanding series A preferred unit is equal to the series A liquidation value of such series A preferred unit, as defined in our partnership agreement;

•                  third, 98.674% to the common unitholders and series B unitholders, pro rata, and 1.326% to our general partner, until the capital account for each common unit and series B unit is equal to the sum of: (1) the unrecovered initial unit price (i.e., the initial public offering price less any distributions of capital surplus per unit); (2) the amount of the minimum quarterly distribution for the quarter during which our liquidation occurs with respect to such common unit for such quarter and associated pro rata amounts to the series B units, reduced by any distribution of the minimum quarterly distribution with respect to such common unit or associated pro rata amounts with respect to the series B unit for such quarter; and (3) any unpaid arrearages in payment of the minimum quarterly distribution and associated pro rata amounts to the series B units;

•                  thereafter, 50.674% to all unitholders (including holders of series A preferred units), pro rata, 1.326% to our general partner and 48% to the holders of our incentive distribution rights.

The percentages set forth above are based on the assumption that our general partner has not transferred its incentive distribution rights, that we issue series B units, that we do not issue additional classes of equity securities, and that we do not pay distributions in respect of the series B units in series B PIK units.

Manner of Adjustments for Losses

We will generally allocate any loss to our general partner and unitholders in the following manner:

•                  first, 98.674% to the holders of common units and series B units in proportion to the positive balances in their capital accounts and 1.326% to our general partner, until the capital accounts of the common unitholders have been reduced to zero;

•                  second, 98.674% to all unitholders (including holders of series A preferred units), pro rata, and 1.326% to our general partner, provided that such loss shall not be allocated in this manner to the extent such allocation would cause any unitholder to have a deficit balance in its adjusted capital account;

•                  third, to the holders of series A preferred units, pro rata, until the capital accounts of the series A preferred unitholders have been reduced to zero; and

•                  thereafter, 100.0% to our general partner.

Adjustments to Capital Accounts

Our partnership agreement requires that we make adjustments to capital accounts upon the issuance of additional units. In this regard, our partnership agreement specifies that we allocate any unrealized and, for tax purposes, unrecognized gain resulting from the adjustments to the unitholders and the general partner in the same manner as we allocate gain upon liquidation. In the event that we make positive adjustments to the capital accounts upon the issuance of additional units, our partnership agreement requires that we generally allocate any later negative adjustments to the capital accounts resulting from the issuance of additional units or upon our liquidation in a manner which results, to the extent possible, in the partners’ capital account balances equaling the amount which they would have been if no earlier positive adjustments to the capital accounts had been made. In contrast to the allocations of gain, and except as provided above, we generally will allocate any unrealized and unrecognized loss resulting from the adjustments to capital accounts upon the issuance of additional units to the unitholders and our general partner based on their respective percentage ownership of us.